UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

Hines Real Estate Investment Trust, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2008, Hines REIT 2555 Grand LLC, a subsidiary of Hines REIT Properties, L.P. (the "Operating Partnership"), which is a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company") entered into a contract to acquire a 24-story office building located at 2555 Grand in the Crown Center submarket of Kansas City, Missouri ("2555 Grand" or the "Property"). The seller, Crown Center Redevelopment Corporation, is not affiliated with Hines REIT, its sponsor, Hines Interests Limited Partnership ("Hines"), or their respective affiliates. Hines REIT consummated the acquisition of 2555 Grand on February 29, 2008. Certain terms of this agreement are set forth in Item 2.01 below and, as applicable, are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

2555 Grand was constructed in 2003 and consists of 595,607 square feet of rentable area that is 100% leased to Shook, Hardy & Bacon L.L.P, an international law firm, under a lease that expires in February 2024 and contains options to renew for two addtional five-year periods.

The contract purchase price for 2555 Grand was approximately $155.8 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded using proceeds from the Company's current public offering.

In connection with the acquisition of 2555 Grand, Hines REIT expects to pay its advisor, Hines Advisors Limited Partnership, an affiliate of Hines, approximately $779,000 in cash acquisition fees. Likewise, the profits interest in the Operating Partnership owned by an affiliate of Hines will increase as a result of the acquisition.

The terms of the acquisition of 2555 Grand are more fully set forth in the Agreement of Sale between Crown Center Redevelopment Corporation and Hines REIT 2555 Grand LLC, dated February 29, 2008, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 6, 2008, Hines issued a press release relating to Hines REIT's acquisition of 2555 Grand. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements of Real Estate Property Acquired and Pro Forma Financial Information. To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than May 16, 2008.

(d) Exhibits:

10.1 Agreement of Sale between between Crown Center Redevelopment Corporation and Hines REIT 2555 Grand LLC, dated February 29, 2008.

99.1 Press Release of Hines dated March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

March 6, 2008	By:	/s/ Frank R. Apollo
Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Agreement of Sale between Crown Center Redevelopment Corporation and Hines REIT 2555 Grand LLC, dated February 29, 2008

99.1	Press Release of Hines dated March 6, 2008